UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Terra Bella Avenue

Mountain View, California 94043

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

As previously disclosed, on March 29, 2023, Knightscope, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC. (“Nasdaq”) notifying that the Company’s market value of listed securities was not in compliance with the requirement set forth in Nasdaq Listing Rule 5450(b)(2) (the “MVLS Requirement”). The Company was provided 180 calendar days, or until September 25, 2023, to regain compliance with the MVLS Requirement.

Since then, Nasdaq has determined that for 10 consecutive business days from July 7, 2023 to July 20, 2023, the Company’s market value of listed securities has been $50,000,000 or greater. On July 21, 2023, Nasdaq notified the Company that the Company has regained compliance with the MVLS Requirement, and the matter is now closed.

The Company remains subject to a 180-day grace period, through November 7, 2023, to regain compliance with Nasdaq’s minimum $1.00 per share bid price requirement for continued listing. In order to regain compliance with this requirement, the minimum bid price of the Company’s Class A Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days. The Company intends to continue to monitor the bid price of its Class A Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

knightscope, INC.

Date: July 24, 2023	By:	/s/ Mallorie Burak
	Name:	Mallorie Burak
	Title:	President and Chief Financial Officer